Exhibit 99.1

Atlantic Power Corporation Announces Changes to Capital Allocation Strategy

•	Prioritization of Share and Debt Repurchases and High-Return Internal Growth Initiatives
•	Elimination of the Common Stock Dividend, Effective Immediately

DEDHAM, MASSACHUSETTS – February 9, 2016 – Atlantic Power Corporation (NYSE: AT) (TSX: ATP) (“Atlantic Power” or the “Company”) announced today changes to its capital allocation strategy designed to create value for shareholders in a tax-efficient manner, while also improving the Company’s financial flexibility and strengthening its balance sheet.

As part of this strategy, the Company will prioritize allocation of its discretionary capital (after mandatory debt repayment) to equity and debt repurchases, each under the normal course issuer bid (NCIB) implemented in December 2015, with a goal of capturing value arising from compelling price-to-value opportunities in its publicly traded securities.  In addition, the Company has identified additional high-return investments in its existing projects as well as potential repowering projects linked to extensions of power purchase agreements (PPAs).  Investments of this type yielded an average cash return of approximately 26% in 2015.

As a result of this redirection of capital to expected higher-return purposes, the Board of Directors, consistent with management’s recommendation, has eliminated the Company’s common stock dividend, effective immediately.  Previously, the Company had paid a dividend of Cdn$0.03 per share quarterly, with the most recent payment on December 31, 2015.  In conjunction with the elimination of the common stock dividend, the Company’s dividend reinvestment plan (DRIP) has been terminated.

“Our convertible debentures are currently trading at substantial discounts to par, and repurchases at these levels create value for our common shareholders by reducing our cash interest payments, delevering our balance sheet and improving our debt maturity profile,” said James J. Moore, Jr., President & CEO of Atlantic Power.  “In addition, the price of our common stock has been trading significantly below what we believe to be its intrinsic value.  If this discount is sustained, we expect that the approximately US$10 million of annual cash savings from elimination of the common stock dividend will be used to repurchase common shares.”

Mr. Moore continued, "We have committed to building shareholder value via a strong focus on intrinsic value per share rather than on absolute growth.  We will undertake share repurchases only when the price-to-value ratio is compelling, as it is now.  Further debt reduction is an important priority for the Company and remains a significant component of our capital allocation strategy.  As measured against internal or external equity investment opportunities, however, our own shares currently provide the most attractive returns available to us."

Atlantic Power’s repurchases of both its debt and equity are subject to the limitations of the NCIB, as detailed in the Company’s press release dated December 22, 2015.

As previously disclosed in the Company’s press release dated January 26, 2016, Atlantic Power will release its financial results for the three months and year ended December 31, 2015 after the market close on February 25, 2016 and will hold an investor conference call at 8:30 AM ET on February 26, 2016.  The Company reaffirms its 2015 guidance for Project Adjusted EBITDA of $200 to $215 million, Adjusted Cash Flows from Operating Activities of $95 to $105 million and Adjusted Free Cash Flow of $0 to $10 million.

About Atlantic Power

Atlantic Power owns and operates a diverse fleet of power generation assets in the United States and Canada.  The Company’s power generation projects sell electricity to utilities and other large commercial customers largely under long-term power purchase agreements, which seek to minimize exposure to changes in commodity prices.  Atlantic Power’s power generation projects in operation have an aggregate gross electric generation capacity of approximately 2,141 megawatts (“MW”) in which its aggregate ownership interest is approximately 1,504 MW.  The Company’s current portfolio consists of interests in twenty-three operational power generation projects across nine states in the United States and two provinces in Canada.

Atlantic Power trades on the New York Stock Exchange under the symbol AT and on the Toronto Stock Exchange under the symbol ATP.  For more information, please visit the Company’s website at www.atlanticpower.com or contact:

Atlantic Power Corporation
Investor Relations
(617) 977-2700
info@atlanticpower.com

Copies of financial data and other publicly filed documents are filed on SEDAR at www.sedar.com or on EDGAR at www.sec.gov/edgar.shtml under "Atlantic Power Corporation" or on the Company's website.

Forward-Looking Non-GAAP

The Company has not provided a reconciliation of forward-looking non-GAAP measures, due primarily to variability and difficulty in making accurate forecasts and projections, as not all of the information necessary for a quantitative reconciliation is available to the Company without unreasonable efforts.

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Cautionary Note Regarding Forward-Looking Statements

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and under Canadian securities law (collectively, “forward-looking statements”).

Certain statements in this news release may constitute “forward-looking statements”, which reflect the expectations of management regarding the future growth, results of operations, performance and business prospects and opportunities of the Company and its projects.  These statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “project,” “continue,” “believe,” “intend,” “anticipate”, “expect” or similar expressions that are predictions of or indicate future events or trends and which do not relate solely to present or historical matters.  Examples of such statements in this press release include, but are not limited, to statements with respect to the following:

•	Changes to the Company’s capital allocation strategy will create value in a tax-efficient manner while improving the Company’s financial flexibility and strengthening its balance sheet;
•	the Company’s ability to capture value from repurchases of its equity and debt securities;
•	the Company’s ability to realize high returns on its internal growth investments;
•	the Company’s view of the intrinsic value of its stock relative to current trading levels;
•	the expectation that the cash savings from elimination of the dividend will be allocated to share repurchase, if the stock continues to trade at a significant discount to intrinsic value;
•	2015 Project Adjusted EBITDA will be in the range of $200 to $215 million;
•	2015 Adjusted Cash Flows from Operating Activities will be in the range of $95 to $105 million; and
•	2015 Adjusted Free Cash Flow will be in the range of $0 to $10 million.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved.  Please refer to the factors discussed under "Risk Factors" and “Forward-Looking Information” in the Company's periodic reports as filed with the Securities and Exchange Commission from time to time for a detailed discussion of the risks and uncertainties affecting the Company.  Although the forward-looking statements contained in this news release are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material.  These forward-looking statements are made as of the date of this news release and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.